UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

CLST HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

Timothy S. Durham

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Press Release

On June 22, 2007, Mr. Durham issued the following:

June 22, 2007

FOR IMMEDIATE RELEASE

Timothy S. Durham, a major stockholder of CLST Holdings, Inc., formerly known as CellStar Corporation (the “Company”), has delivered notice to the Company of his intention to nominate the following individuals for election as directors of the Company at the Company’s annual meeting of stockholders scheduled for July 31, 2007:

(1) Robert A. Kaiser as the Class I director for a term of one year;

(2) Manoj Rajegowda as the Class II director for a term of two years; and

(3) Timothy S. Durham as the Class III director for a term of three years.

Mr. Durham has filed a preliminary proxy statement with regard to his nominees with the Securities and Exchange Commission.

THIS PRESS RELEASE IS NOT A SOLICITATION OF OR REQUEST FOR PROXIES.

SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO ANY SOLICITATION OF PROXIES BY MR. DURHAM AND HIS AFFILIATES FROM THE STOCKHOLDERS FOR USE AT ANY ANNUAL MEETING WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MADE AVAILABLE TO STOCKHOLDERS OF CLST HOLDINGS, INC., AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

For Information, Contact: Timothy Durham, +1-317-237-4055, tsdurham@msn.com